Exhibit 3.13
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 04/14/2010
FILED 05:21 PM 04/14/2010
SRV 100384722 – 4811798 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
1. The name of the limited liability company is Swift Intermodal, LLC.
2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
3. The limited Ability company will be formed effective April 16, 2010 at 11.57 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: April 14, 2010

/s/ Jerry Moyes
Jerry Moyes, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 04/14/2010
FILED 05:21 PM 04/14/2010
SRV 100384722 – 4811798 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the corporation first formed is July 15, 2005.
     2. The jurisdiction where the corporation first incorporated is Nevada.
     3. The jurisdiction immediately prior to filing this Certificate is Nevada.
     4. The name of the corporation immediately prior to filing this Certificate is Swift Intermodal Ltd.
     5. The name of the limited liability company as set forth in the Certificate of Formation is Swift Intermodal, LLC.
     6. This conversion will be effective April 16, 2010 at 11.57 p.m. (Eastern Daylight Time).
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14 day of April 2010.

Swift Intermodal Ltd.

By:	/s/ Jerry Moyes

Name:	Jerry Moyes
Its:	CEO & President

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
| --- | --- |
| Ross Miller<br>Secretary of State<br>State of Nevada | 20100241529-16 |
| | Filing Date and Time<br>04/14/2010 2:30 PM |
| | Entity Number<br>E0456732005-6 |

# Articles of Conversion
(PURSUANT TO NRS 92A.205)
**Page 1**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Articles of Conversion
(Pursuant to NRS 92A.205)

**1. Name and jurisdiction of organization of constituent entity and resulting entity:**

Swift Intermodal Ltd.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Swift Intermodal, LLC
Name of resulting entity

Delaware
Jurisdiction

Limited Liability Company
Entity type *

**2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.**

**3. Location of plan of conversion: (check one)**

- [ ] The entire plan of conversion is attached to these articles.
- [x] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State 92A Conversion Page 1
Revised: 3-26-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

# Articles of Conversion
(PURSUANT TO NRS 92A.205)
## Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Jerry Moyes

c/o: Swift Corporation
2200 South 75th Avenue
Phoenix, AZ 85043

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*: April 16, 2010 at 8:57 p.m. (Pacific Daylight Time)

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Swift Intermodal Ltd.
Name of constituent entity

X [signature] — Signature

CEO + President — Title

4-14-10 — Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.

**FILING FEE: $350.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State 92A Conversion Page 2
Revised: [illegible]

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Certified Copy
April 14, 2010
Job Number.:     C20100415-0063
Reference Number:
Expedite:
Through Date:
The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings. Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100241529-16	Convert Out	2 Pages/1 Copies

Respectfully,
/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Richard Siluentes
Certificate Number; C20100415-0063
You may verify this certificate
online at http://www.invesos.gov/
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138